EXHIBIT 3.2

      FILING STAMP
      ------------
       [FILED
  In the Office of the
Secretary of State of the
    STATE OF NEVADA
      C14398-95
   August 21, 1995
   /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE]


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                 PAR GOLF, INC.

     Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of Par Golf, Inc. do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 17th day of July, 1997, adopted resolutions to amend the original articles as follows:

     Article I is hereby amended to read as follows:

     The exact name of the Corporation is: Kodiak Graphics Company

     Article VI Section 1 is hereby amended to read as follows:

     Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 25,000,000 Shares of Capital Stock at $.001 par value per share.

          (a) The total number of shares of Common Stock which this Corporation is authorized to issue is 20,000,000 shares at $.001 par value per share.

          (b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares at $.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,000,000; that the said change and amendment have been consented to and approved by a unanimous vote of the stockholders of each class of stock outstanding and entitled to vote thereon.


                                          /s/ Joseph Ochoa
                                          --------------------------------------
                                          Joseph Ochoa, President

                                          /s/ Tina Ochoa
                                          --------------------------------------
                                          Tina Ochoa, Secretary

State of Nevada   )
                  ) ss.
County of Clark   )

     On August 12, 1997, personally appeared before me, a Notary Public, Joseph Ochoa, President of Par Golf, Inc. and Tina Ochoa, Secretary of Pro Golf, Inc., who acknowledged that they executed the above instrument.


                                        /s/ Lise-Lotte Rizocka
NOTARY SEAL                             ----------------------------------------
LISE-LOTTE RIZOCKA                      Signature of Notary
Notary Public - State of Nevada
Appointment Recorded in Clark County
My Appointment Expires July 25, 2000